Exhibit 99.1

PRESS RELEASE

STRATEGIC HOTEL CAPITAL, INC. REPORTS SECOND QUARTER

FINANCIAL RESULTS

Chicago, IL – August 12, 2004: Strategic Hotel Capital, Inc. (NYSE:SLH) (the “Company”) today reported results for the period ended June 30, 2004 and its business outlook for 2004.

Second Quarter 2004 Highlights

•	Successful completion of our initial public offering of 20.24 million shares, including (subsequent to the close of the quarter) full exercise of the underwriter’s over-allotment option for net proceeds of $263.5 million.

•	RevPAR increase of 6.6% in the portfolio compared to the second quarter of 2003.

•	Agreement to acquire The Ritz-Carlton Half Moon Bay for $124.4 million, subsequent to the close of the quarter.

Second Quarter 2004 Results

We present certain information about our hotel operating results and statistics for the properties owned or leased by us after the IPO and refer to these properties as the REIT Hotels. Second quarter operating results for the REIT Hotels include the following:

•	For the North American hotels, RevPAR for the second quarter increased 6.6% compared to the second quarter of 2003, resulting from an increase in occupancy of 4.0% and a 0.5% increase in average room rate. Hotel operating profit margins for the second quarter decreased 1.1 points.

•	For the European hotels, RevPAR for the second quarter increased 9.0% compared to the second quarter of 2003, resulting from an increase in occupancy of 5.5% and a 2.1% increase in average room rates. Hotel operating profit margins for the second quarter decreased 3.6 points.

Laurence Geller, our chief executive officer, said, “The successful completion of our initial public offering at the end of the quarter demonstrated the confidence of the capital markets in our company’s proven strategy. This enhanced financial flexibility will enable us to capitalize on the growth opportunities and acquisition pipeline we are seeing, as is evidenced by our recent agreement to acquire The Ritz Carlton at Half Moon Bay. We are pleased with our portfolio’s results for the second quarter and the first half of 2004. Our hotels experienced increased demand, resulting in RevPAR gains driven by improvements in both occupancy and ADR.”

Subsequent Acquisition

As previously announced, the Company entered into an agreement to acquire The Ritz-Carlton Half Moon Bay for $124.4 million, a 261 room ocean front resort in Northern California, which is expected to close in the third quarter. With regard to this acquisition, Mr. Geller said, “We are enthusiastic about the opportunities afforded by this upcoming acquisition as it fits into our strategy of targeting high end hotels with both a good brand and with strong internal and external growth opportunities in markets with high barriers to entry. Not only do we feel there are significant opportunities to utilize our management skills as well as opportunities for incremental return oriented capital expenditures, but the timing should permit us to benefit from the economic recovery cycle both nationally and regionally. We believe its ocean front resort location with its central location within the Bay Area, its proximity to San Francisco Airport and its existing base of business will make this a unique asset which we will be able to grow both in EBITDA and in capital value.”

2004 Outlook

For its North American portfolio, the Company expects comparable hotel RevPAR for the third quarter of 2004 and full year 2004 to increase approximately 5% to 6%, and 2.5% to 3.5% respectively from the prior year. For its European properties, the Company expects comparable hotel RevPAR for the third quarter of 2004 and full year 2004 to increase approximately 7.5% to 8.5% and 9.5% to 10.5% respectively. The Company also expects:

•	For the third quarter 2004, its net loss should be approximately $3.5 million to $2.7 million and its EBITDA should be approximately $13.5 million to $14.5 million; and

•	For the fourth quarter 2004, its net loss should be approximately $1.6 million to $0.8 million and its EBITDA should be approximately $19 million to $20 million.

Earnings Call

The Company will conduct its quarterly conference call for investors and other interested parties on Thursday, August 12, 2004 at 11:00 a.m. Eastern Time (ET).

The conference call will be accessible by telephone and through the internet. Interested individuals are invited to listen to the call by telephone at 800-218-0713. To participate in the webcast, log on to http://www.shci.com or http://fulldisclosure.com 15 minutes before the call to download the necessary software.

About the Company

Strategic Hotel Capital, Inc., is a real estate investment trust (REIT) which owns and asset manages high-end hotels and resorts. The company has ownership interests in 14 properties with an aggregate of 5,931 rooms. For further information, please visit the company’s website at www.shci.com.

This press release contains forward-looking statements about us. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including but not limited to the following: the uncertainty of the national economy; economic conditions generally and the real estate market specifically; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; cash available for capital expenditures; availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; competition; demand for hotel rooms in our current and proposed market areas; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs. Additional risks are discussed in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Tables to Follow

Strategic Hotel Capital, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Rooms	$86,247	$77,580	$171,393	$156,567
Food and beverage	43,380	40,592	85,117	81,047
Other hotel operating revenue	13,527	13,749	27,196	27,461

	143,154	131,921	283,706	265,075
Lease revenue	8,649	7,480	15,228	16,263

Total revenues	151,803	139,401	298,934	281,338

Operating Costs and Expenses:
Rooms	22,112	19,543	43,608	39,276
Food and beverage	33,125	30,710	65,645	62,008
Other departmental expenses	39,127	35,998	77,497	71,681
Management fees	5,168	5,070	10,288	9,697
Other property level expenses	8,897	9,460	18,157	18,736
Depreciation and amortization	19,906	20,072	40,057	42,456
Corporate expenses	13,671	6,210	20,194	11,517

Total operating costs and expenses	142,006	127,063	275,446	255,371

Operating income	9,797	12,338	23,488	25,967

Interest expense	25,588	24,584	50,843	54,301
Interest income	(445)	(477)	(969)	(1,628)
Loss on early extinguishment of debt	24,134	—	21,946	11,551
Other expenses, net	3,238	2,843	2,043	3,310

Loss before income taxes, minority interests and discontinued operations	(42,718)	(14,612)	(50,375)	(41,567)
Income tax expense	109	—	355	749
Minority interests	(1,014)	270	(928)	2,679

Loss from continuing operations	(41,813)	(14,882)	(49,802)	(44,995)
Income from discontinued operations	—	9,144	75,662	24,909

Net (Loss) Income	(41,813)	(5,738)	25,860	(20,086)

Basic (Loss) Income Per Share:
Loss from continuing operations per share	$(2.17)	$(0.78)	$(2.59)	$(3.02)
Income from discontinued operations per share	—	0.48	3.94	1.67

Net (loss) income per share	$(2.17)	$(0.30)	$1.35	$(1.35)

Weighted-average common shares outstanding	19,273	19,008	19,192	14,920

Diluted (Loss) Income Per Share:
Loss from continuing operations per share	$(2.19)	$(0.78)	$(2.63)	$(3.02)
Income from discontinued operations per share	—	0.48	3.92	1.67

Net (loss) income per share	$(2.19)	$(0.30)	$1.29	$(1.35)

Weighted-average common shares outstanding	19,501	19,008	19,306	14,920

Strategic Hotel Capital, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In Thousands)

	June 30, 2004	December 31, 2003
Assets
Property and equipment	$844,709	$1,881,840
Less accumulated depreciation	(200,111)	(472,645)

Net property and equipment	644,598	1,409,195

Goodwill	55,224	259,150
Assets of discontinued operations	—	80,519
Investment in hotel joint ventures	10,473	23,392
Cash and cash equivalents	58,765	107,437
Restricted cash and cash equivalents	21,105	85,697
Accounts receivable (net of allowance for doubtful accounts of $348 and $772)	21,235	31,030
Deferred costs (net of accumulated amortization of $0 and $8,609)	11,639	29,247
Other assets	67,250	53,854

Total assets	$890,289	$2,079,521

Liabilities and Owners’ Equity
Liabilities:
Accounts payable and accrued expenses	$52,473	$124,422
Bank credit facility	31,500	—
Mortgages and other debt payable	415,418	1,505,984
Convertible debt	—	122,030
Liabilities of discontinued operations	—	68,153
Deferred fees on management contracts	2,421	12,256
Deferred gain on sale of hotels	109,209	—

Total liabilities	611,021	1,832,845
Minority interests	79,591	107,608
Owners’ equity:
Members’ capital	—	875,767
Distributions to members	(227,829)	(439,377)
Common shares ($0.01 par value; 150,000,000 common shares authorized; 26,254,034 common shares issued and outstanding)	263	—
Additional paid-in capital	686,065	—
Deferred compensation	(2,921)	—
Accumulated deficit	(259,346)	(285,206)
Accumulated other comprehensive income (loss)	3,445	(12,116)

Total owners’ equity	199,677	139,068

Total liabilities and owners’ equity	$890,289	$2,079,521

Strategic Hotel Capital, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Funds From Operations (FFO) and EBITDA

(Unaudited)

We present two non-GAAP financial measures herein that we believe are useful to investors as key measures of our operating performance: Funds From Operations, or FFO; and Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net income under generally accepted accounting principals (GAAP). NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present herein diluted FFO, which is FFO less convertible debt interest expense and minority interest expense on convertible minority interests. We believe that the presentation of FFO and diluted FFO provides useful information to investors regarding our results of operations because they are measures of our ability to service debt, fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. EBITDA represents net income (losses) excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, diluted FFO and EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, diluted FFO and EBITDA should not be considered as alternative measures of our net loss or operating performance. FFO, diluted FFO and EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, diluted FFO and EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net loss. In addition, you should be aware that adverse economic and market conditions may negatively impact our cash flow. Below, we include a quantitative reconciliation of FFO, diluted FFO and EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss), and provide an explanatory description by footnote of the items excluded from FFO, diluted FFO and EBITDA.

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
	(In thousands)
Net (loss) income	$(41,813)	$(5,738)	$25,860	$(20,086)
Depreciation and amortization-continuing operations	19,906	20,072	40,057	42,456
Depreciation and amortization-discontinued operations	—	1,248	—	3,252
Gain on sale of assets-discontinued operations	—	(5,894)	(75,982)	(20,973)
Minority interests	(10)	(115)	(124)	(250)
Joint venture adjustments	828	928	1,799	1,733

FFO-basic	(21,089)	10,501	(8,390)	6,132
Convertible debt interest expense	2,052	2,188	4,105	10,708
Convertible minority interests	(1,004)	385	(804)	2,929

FFO-diluted	$(20,041)	$13,074	$(5,089)	$19,769

Net (loss) income	$(41,813)	$(5,738)	$25,860	$(20,086)
Depreciation and amortization-continuing operations	19,906	20,072	40,057	42,456
Depreciation and amortization-discontinued operations	—	1,248	—	3,252
Interest expense-continuing operations	25,588	24,584	50,843	54,301
Interest expense-discontinued operations	—	1,451	577	3,485
Income taxes	495	860	841	1,626
Minority interest adjustments	(18)	(263)	(278)	(526)
Joint venture adjustments	1,870	2,692	4,698	3,841

EBITDA	$6,028	$44,906	$122,598	$88,349

Strategic Hotel Capital, Inc. and Subsidiaries

Reconciliation of Net Loss to EBITDA for 3rd and 4th Quarter 2004 Forecast

	Three Months Ended	Three Months Ended
	September 30, 2004	September 30, 2004
	(in millions)	(in millions)
	Low-End of Range	High-End of Range
Net (loss) income	(3.5)	(2.7)
Depreciation and amortization	10.9	10.9
Deferred Recognition of Gain on Sale of Asset	(1.2)	(1.2)
Interest Expense	6.1	6.1
Income Taxes	0.9	0.9
Minority Interest adjustment	(1.1)	(0.9)
Joint Venture Adjustments	1.4	1.4

EBITDA	13.5	14.5

	Three Months Ended	Three Months Ended
	December 31, 2004	December 31, 2004
	(in millions)	(in millions)
	Low-End of Range	High-End of Range
Net (loss) income	(1.6)	(0.8)
Depreciation and amortization	12.1	12.1
Deferred Recognition of Gain on Sale of Asset	(1.2)	(1.2)
Interest Expense	7.2	7.2
Income Taxes	1.3	1.3
Minority Interest adjustment	(0.5)	(0.2)
Joint Venture Adjustments	1.5	1.5

EBITDA	18.9	19.9

Strategic Hotel Capital, Inc. and Subsidiaries

Discussion of REIT Hotel Results and Operating Statistics

(Unaudited)

The Company’s Consolidated Statements of Operations for the second quarter and year to date 2004 include:

1)	for the entire period, the results of the 14 hotels currently owned and leased by the Company, referred to as the REIT Hotels, and

2)	through June 29th, the date of the IPO, the results of 7 other hotels which were distributed out of the Company and in which the Company no longer has an ownership interest.

The results of operations of the distributed assets are not reflected as discontinued operations because we are deemed to have continuing involvement as a result of our agreement to asset manage those assets. As a result of this accounting presentation, we also present for REIT hotels operating results (revenues, expenses, and adjusted operating profit) and selected operating statistics (RevPAR, average daily rate, average occupancy and operating margins).

We present these hotel operating results on a REIT hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to operations at the REIT hotels or from the distributed assets. While management believes that presentation of REIT hotel results is a supplemental measure that provides useful information in evaluating the ongoing performance of the Company, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on REIT hotel results. For these reasons, we believe that REIT hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.

As a result of the elimination of the non-REIT hotel net loss, the REIT hotel operating results we present do not represent our total revenues, expenses or operating profit and should not be used to evaluate our performance as a whole. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

Strategic Hotel Capital, Inc. and Subsidiaries

Schedule of REIT Hotels

REIT Hotel	Location	Number of Rooms
North American:
Four Seasons Punta Mita Resort	Punta Mita, Mexico	140
Four Seasons Mexico City	Mexico City, Mexico	240
Hyatt Regency La Jolla at Aventine	La Jolla, CA	419
Hyatt Regency Phoenix	Phoenix, AZ	712
Hyatt Regency New Orleans	New Orleans, LA	1,184
Loews Santa Monica Beach Hotel	Santa Monica, CA	342
Hilton Burbank Airport and Convention Center	Burbank, CA	488
Embassy Suites Lake Buena Vista Resort	Lake Buena Vista, FL	333
Marriott Rancho Las Palmas Resort	Rancho Mirage, CA	444
Marriott Lincolnshire Resort	Lincolnshire, IL	390
Marriott Chicago Schaumburg	Schaumburg, IL	398

Total Number of North American Rooms		5,090
European:
Paris Marriott Champs-Elysees (1)	Paris, France	192
Marriott Hamburg (2)	Hamburg, Germany	277
Inter.Continental Prague (3)	Prague, Czech Republic	372

Total Number of European Rooms		841

Total Number of Rooms		5,931

(1)	On June 29, 2004, we eliminated the collateralized guarantee related to the Paris Marriott Champs Elysees and no longer have continuing involvement as defined by GAAP. Accordingly, a sale of the Paris Marriott Champs Elysees was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records rent expense instead of mortgage interest and depreciation expense.
(2)	On March 1, 2004 we acquired the 65% interest we did not previously own in the joint venture that leases the Marriott Hamburg. On June 29, 2004, we eliminated the collateralized guarantee related to the property and no longer have continuing involvement as defined by GAAP. Accordingly, a sale of the Hamburg Marriott was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records rent expense instead of mortgage interest and depreciation expense.
(3)	We have a 35% interest in the joint venture that owns the Inter.Continental Prague and account for our investment under the equity method of accounting. Our equity in earnings (loss) of the hotel joint venture is included in other expenses, net in our consolidated statements of operations.

Strategic Hotel Capital, Inc. and Subsidiaries

REIT Hotel Operating Data

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
	(Dollars in thousands)
REIT hotel revenues:
Room	$44,197	$42,236	$93,323	$88,794
Food and beverage	23,988	22,878	49,271	48,201
Other hotel operating revenue	9,010	9,220	18,502	18,731

	77,195	74,334	161,096	155,726
Lease revenue (1)	6,012	5,700	11,693	12,598

REIT hotel revenues	83,207	80,034	172,789	168,324
REIT hotel expenses:
Room	9,780	9,144	19,695	18,292
Food and beverage	17,573	16,635	35,780	34,696
Other departmental expenses	23,013	21,822	46,206	43,823
Management fees	3,588	3,694	7,367	7,118
Other property level expenses	4,086	4,316	8,388	8,361

REIT hotel expenses	58,040	55,611	117,436	112,290
REIT Hotel Adjusted Operating Income	25,167	24,423	55,353	56,034

Interest expense, net	14,125	12,740	27,648	30,640
Loss on early extinguishment of debt	11,481	—	9,292	5,584
Other expenses, net (2)	3,242	2,843	2,047	3,311

(Loss) income before income taxes and minority interests	(3,681)	8,840	16,366	16,499
Income tax expense	108	—	355	749
Minority interests	(1,014)	270	(928)	2,679

REIT Hotel Net (Loss) Income	(2,775)	8,570	16,939	13,071

REIT depreciation and amortization	(10,332)	(9,562)	(20,373)	(19,589)
Corporate expenses	(13,672)	(6,210)	(20,194)	(11,517)
Non-REIT hotel results, net	(15,034)	(7,680)	(26,174)	(26,960)
Income from discontinued operations	—	9,144	75,662	24,909

Net (Loss) Income	$(41,813)	$(5,738)	$25,860	$(20,086)

(1)	Until March 1, 2004, the Hamburg Marriott was accounted for under the equity method. After March 1, 2004 when we acquired our joint venture partner’s 65% leasehold interest in the property, lease revenues for the Hamburg Marriott are included. Lease revenue for the three and six months ended June 30, 2004 and 2003 includes revenues from the Hyatt Regency New Orleans. On June 29, 2004, we converted the Hyatt Regency New Orleans lease to a management agreement and recorded a sale and leaseback related to the Paris Marriott Champs Elysees. Subsequent to June 29, 2004, we only earn lease revenue from the Hamburg Marriott and the Paris Marriott Champs Elysees. Prior to June 29, 2004, the Paris Marriott Champs Elysees was accounted for as a finance obligation and we consolidated its results because of a continuing involvement in supporting the financing of the property through a collateralized guarantee.
(2)	Other expenses, net includes our equity in earnings or losses of our investments in the Prague hotel joint venture for the three and six months ended June 30, 2004 and 2003. Earnings or losses from our investment in the Hamburg Marriott hotel joint venture are included in the three and six months ended June 30, 2003 and are included in the six months ended June 30, 2004 until the acquisition of our joint venture partner’s interest in the property on March 1, 2004.

Strategic Hotel Capital, Inc. and Subsidiaries

Selected REIT Hotel Operating Statistics

North American Hotels (as of June 30, 2004)

11 Properties

5,090 Rooms

	Three months ended June 30,				Six months ended June 30,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$153.53	$152.80	0.5%		$163.26	$163.24	—
Average Occupancy	70.7%	66.7%	4.0	pts	70.6%	68.7%	1.9	pts
RevPAR	$108.62	$101.90	6.6%		$115.28	$112.11	2.8%
Operating Profit Margin	34.9%	36.0%	(1.1	)pts	37.3%	38.6%	(1.3	)pts

European Hotels (as of June 30, 2004)

3 Properties

841 Rooms

	Three months ended June 30,				Six months ended June 30,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$231.58	$226.72	2.1%		$216.83	$209.78	3.4%
Average Occupancy	86.8%	81.3%	5.5	pts	78.0%	72.3%	5.7	pts
RevPAR	$200.99	$184.43	9.0%		$169.13	$151.73	11.5%
Operating Profit Margin	50.6%	54.2%	(3.6	)pts	46.2%	48.0%	(1.8	)pts